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                                                                   Exhibit 10.7

                                LICENSE AGREEMENT

            THIS LICENSE AGREEMENT (the "Agreement") is dated as of March 1, 1994 between PRINCETON ELECTRONIC BILLBOARD, INC., a New Jersey corporation ("PEB") and PUBLICIDAD VIRTUAL, S.A. de C.V., a Mexican limited liability corporation ("PV").

                                   WITNESSETH:

            WHEREAS, PEB owns the exclusive worldwide right to license certain technology (the "Technology") more specifically identified on Exhibit A hereto for the purpose of altering live television images by the real time insertion of new images into television broadcasts;

            WHEREAS, PV desires to obtain a license for the use of the Technology within the Territory; and

            WHEREAS, PEB is willing to grant such a license and to provide technical support and training as well as enhancements and future developments for a one-time license royalty equal to Two Million United States Dollars (US$2,000,000) (the "License Fee") subject to the terms and conditions hereof,

            NOW, THEREFORE, the parties covenant and agree as follows:

1.    DEFINITIONS

      As used herein, additional capitalized terms shall have the following meanings:

      1.1 "Copyright Controller" shall mean that person or entity having the legal right under applicable copyright and other law to control and alter programming in a given geographical territory by means of the Licensed Technology or otherwise.

      1.2 "Know-How" shall mean all inventions, technology or other information discovered or developed by or for PEB before or during the term of this Agreement, whether or not patentable, constituting materials, methods, processes, techniques and data for the use or sale of any Products.

      1.3 "Licensed Patents" shall mean:

            1.3.1 the current patents or patent applications owned or controlled by PEB or jointly owned by David Sarnoff Research Center, Inc. and PEB relating to the Licensed Technology which are set forth on Exhibit B, including any
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      Supplemental Protection Certificates or the equivalent thereof, extensions, renewals, continuations, continuations-in-part, divisions, patents-of-additions, re-examinations, and/or reissues thereof; and

            1.3.2 any future patents or patent applications which are foreign counterparts in any country in the Territory to PEB's current U.S. and foreign patents and patent applications as set forth on Exhibit B, including any Supplemental Protection Certificates or the equivalent thereof, extensions, renewals, continuations, continuations-in-part, divisions, patents-of-additions, re-examinations, and/or reissues thereof.

      1.4 "Licensed Technology" shall mean all inventions, improvements, discoveries, claims, formulae, processes, trade secrets, technologies, and Know-How in which PEB has or develops or obtains rights, as the same may be modified or expanded from time to time: (i) relating to or derived from PEB's "Electronic Billboard" invention, which replaces live television images with inserted material in a manner that causes the insertion to appear as though it was a part of the original image, as more fully described on Exhibit A, or (ii) claimed, covered or disclosed in any Licensed Patent.

      1.5 "Other Licensee" shall mean the person or entity, including PEB if appropriate, having rights to exploit the Licensed Technology in an Other Territory.

      1.6 "Other Territory" shall mean any specific geographic area outside the Territory.

      1.7 "Permitted Uses" shall mean all legal uses of the Licensed Technology
(i) in real time in any broadly disseminated television program for advertising purposes or for any purpose in television programs the principal focus of which is sports, including tracking images in sports for outlining or emphasis or in an area such as trajectory, strike zone or player; or (ii) as part of video post-production. Broadly disseminated programs are those which are broadcast over the air, via cable or via satellite with a distribution to more than 2,500 customers. Programs disseminated over point to point, or point to multipoint, private networks are not broadly disseminated programs for purposes of this Agreement.

      1.8 "Product" shall mean any product, the manufacture, use or sale of which is based upon, derived from, or related to any Licensed Technology, including, but not limited to the System.

      1.9 "Sub-Agreement" shall mean each agreement between PV and a Sub-Licensee pursuant to which said Sub-Licensee is to exploit any of the Licensed Technology, any Product or any System.


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      1.10 "Sub-Licensee" shall mean any person or entity licensed by PV to exploit any of the Licensed Technology, any Product or any System within a specific geographic area which is within the Territory.

      1.11 "System" shall mean any and all computer hardware and operating system software, firmware and/or applications software, and all documentation pertaining thereto, employed with respect to the exploitation of the Licensed Technology as permitted by this Agreement.

      1.12 "Territory" shall mean Mexico, Central America and South America and Spanish language markets in the Caribbean basin.

      1.13 "User" shall mean any person or entity who or which has been granted rights to use one or more Products or Systems by PV or any Sub-Licensee or who or which purports to have acquired such rights from PV or any Sub-Licensee. A Sub-Licensee may also be a User.

      1.14 "User Agreement" shall mean each agreement between PV or any Sub-Licensee, on the one hand, and a User, on the other hand, pursuant to which said User is to exploit any of the Licensed Technology, any Product or any System.

2.    GRANT OF RIGHTS

      2.1 Grant of License.

            2.1.1 In consideration for the License Fee, the receipt of which is hereby acknowledged, subject to the terms and conditions of this Agreement PEB hereby grants to PV an exclusive, royalty-free, perpetual license throughout the Territory, (i) to exploit the Licensed Technology through Permitted Uses thereof, directly, and by leasing, subleasing, sublicensing or otherwise conveying rights to others to exploit the Licensed Technology themselves within the Territory; and (ii) to operate as lessee or licensee one or more Systems in connection with such exploitation or to cause or permit others to do so within the Territory.

            2.1.2 The license granted in ss.2.1.1 encompasses the rights to the generation of income of every nature and description from every commercially viable Permitted Use of the Licensed Technology in the Territory except as provided in ss.ss.2.1.3 and 2.1.4. Any sublease or sublicense hereunder shall provide for protection of the Licensed Technology to the same extent that PV is required to protect the Licensed Technology pursuant to this Agreement and shall be subject and subordinate to this Agreement in every respect.


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            2.1.3 After consultation with PV, other licensees of PEB and industry experts, PEB will promulgate standards and guidelines for appropriate commercial applications of the Licensed Technology and the Products, taking into consideration legal and ethical concerns reasonably related to PEB's worldwide rights to exploit the Licensed Technology. Such standards and guidelines shall be reasonably in accord with standards prevailing within the Territory and shall take effect forty-five (45) days from the date on which promulgated. In the event that PV objects to such standards and guidelines, or any part of them, PV nevertheless shall comply with such standards and guidelines but shall have the right, within forty-five (45) days of the promulgation of the standard and/or guideline to which PV objects, to submit the matter to binding arbitration before a panel of three (3) arbitrators sitting in the New York/New Jersey metropolitan area pursuant to the rules of the American Arbitration Association, or any successor organization thereto, then in effect. Each party hereto shall select its own arbitrator and those two arbitrators shall select the third. PV recognizes that any use of the Licensed Technology and the Products in violation of law and commonly recognized community or industry standards would cause severe and irreparable injury to PEB's reputation and legitimate business interests and that, as a result, PEB must exercise control over standards and guidelines for the Licensed Technology and the Products. Therefore, notwithstanding anything in this Agreement to the contrary, PV shall not, and it shall not allow any Sub-Licensee or User to, use any of the Licensed Technology or any Product in any manner inconsistent with PEB's standards and guidelines, as in effect from time to time. PV shall distribute to each Sub-Licensee and each User copies of such standards and guidelines, as and when promulgated by PEB, and shall obtain written, enforceable undertakings from each such Sub-Licensee and each User to comply with PEB's standards and guidelines, as in effect from time to time.

            2.1.4 Broadcast insertions made by PV or the relevant Sub-Licensee or User, as the case may be, shall only be made in strict compliance with this Agreement and PEB's published standards and guidelines as amended from time to time by PEB in its sole discretion. PEB retains the right to control application of the Licensed Technology so as to protect its proprietary rights therein and so as to prevent use of the Licensed Technology in any manner which would adversely affect rights granted hereunder to PV or under similar agreements to Other Licensees. PV or the relevant Sub-Licensee, as the case may be, deriving any revenue from any electronic insertion made in the


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      Territory because such insertion is to be seen in an Other Territory or in
      Other Territories, shall share the revenue generated from such insertion with the relevant Other Licensee(s) in accordance with a formula established by PEB, as amended from time to time by PEB in its sole but reasonable discretion. PV shall be responsible for enforcing the provisions of this Section 2.1.4 as against its Sub-Licensees. PEB shall make the final determination, in its sole but reasonable discretion, as to whether PV or the relevant Sub-Licensee or User has complied with the requirements of this Section 2.1.4.

      2.2 Training and Support. PEB shall provide Know-How and training in the use, operation and maintenance of the Systems, all other Products and the Licensed Technology to the technical personnel of PV to enable them to operate, repair, maintain and support the Systems, such other Products and the Licensed Technology. The number of days of training, the number of technical personnel of PV to be trained and the dates for such training to occur shall be as mutually agreed upon by the parties. Additional training of PV personnel upon the release in the Territory of new versions or significant enhancements of Systems, other Products or the Licensed Technology shall take place within a reasonable time from such release. PEB shall use its best efforts to conduct said training within thirty (30) days of said release. Such training shall be provided at PEB's offices in Princeton, New Jersey or such other location as may be mutually agreed upon by the parties. PEB shall provide such training at no cost to PV. The expenses incurred by PV's technical personnel for travel, meals and lodging during such training sessions shall be paid for by PV. In addition, PEB shall make its technical personnel available during its normal business hours for telephone consultations with PV's technical personnel at no charge. In the event that training or technical support is required by PV during the term of this Agreement at any location outside Princeton, New Jersey, PV shall reimburse PEB for all expenses of PEB's personnel for travel, meals and lodging incurred in connection with providing such services.

      2.3 Best Efforts. PV shall use its best efforts to maximize the economic return to be derived from its exploitation of the license granted to it hereunder.

      2.4 Restrictions on Use. PV shall not and shall not permit any Sub-Licensee or User to (i) manufacture any Product or component thereof; (ii) modify, adapt, merge, translate, decode, reverse engineer, decompile, disassemble or create derivative works based on the Licensed Technology, any Products, any Systems or any portion thereof or distribute the same or permit others to do so within the Territory; or (iii) use the Licensed Technology, the Products, or any System in any manner prohibited by this Agreement. PV acknowledges for itself and any Sub-Licensee or User that the restrictions on use set forth above are necessary in order to protect and maintain the


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value of the proprietary and other legitimate business interests of PEB and that any violation thereof shall cause severe injury to PEB for which any remedy at law shall be inadequate. Accordingly, PEB shall be entitled to injunctive relief without having to post bond or other security and without having to prove the inadequacy of the available remedies at law in addition to all other available remedies including, without limitation, seeking such damages as it can show it has sustained by reason of such violation. Neither PV nor any Sub-Licensee or User shall plead or defend on grounds of adequate remedy at law or any element thereof in an action by PEB against it for injunctive relief or specific performance of any obligation pursuant hereto. PV shall take any action reasonably requested by PEB to enjoin any Sub-Licensee or User from any use of Licensed Technology, any System, or any Product prohibited by this Agreement.

      2.5 Ownership. PV acknowledges and agrees that PEB owns the exclusive worldwide right to exploit or turn to account all of the Licensed Technology, the Licensed Patents, the Products, and the Systems, and all copies thereof, all updates and modifications thereto and all right, title and interest in and to all patents, patent rights, trade secrets and confidential information relating thereto. PV acknowledges that, by virtue of this Agreement, PV does not have, and will not obtain, any right, title or other proprietary interest in and to any of the foregoing.

      2.6 Systems. PV shall have the right to use the Systems delivered by PEB pursuant to ss.2.1.1 above only for the duration of this Agreement. For purposes of this Agreement, delivery of those items of equipment identified on Schedule C hereto shall be deemed delivery of a System. PEB shall deliver the fourth System produced by it for commercial distribution to PV without additional charge. PV may order additional Systems from PEB and PEB shall deliver such additional Systems within ninety (90) days of payment by PV of PEB's invoice for PEB's actual cost for all Systems to be delivered. PV shall have the right to receive and PEB shall have the right to substitute new or modified Systems for each System delivered to PV hereunder at any time subject to their reasonable availability and to PEB's then existing commitments to deliver Systems to other persons or entities, and provided that such substitution or replacement shall not unreasonably interfere with the conduct of business by PV or the relevant Sub-Licensee or User.

      2.7 Maintenance. PV, or the relevant Sub-Licensee or User, as the case may be, shall, at its own cost and expense, keep the Systems and other Products in the possession or control of PV, or the relevant Sub-Licensee or User, as the case may be, in good repair, condition and working order. Except as expressly provided herein PV, or the relevant Sub-Licensee or User, shall be responsible for all costs and expenses attributable to the Systems or any other Product, in the possession or control of PV or the relevant Sub-Licensee or User.


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3.    REPRESENTATIONS AND WARRANTIES; COVENANTS

      3.1 Representations and Warranties. Each party represents and warrants to the other that (i) it has full right, power and authority to execute, deliver and perform under this Agreement; and (ii) in so doing will not violate any law, rule or regulation applicable to it or any other agreement to which it is a party.

      3.2 Representations and Warranties of PEB. PEB hereby represents and warrants to PV that:

            3.2.1 PEB is the sole owner of all right, title and proprietary interest in, or has exclusive right to exploit, all of the Licensed Patents and Licensed Technology, and has the exclusive right to grant licenses therefor in the Territory; and

            3.2.2 PEB has applied in good faith for, and has been issued, a United States patent from the United States Patent and Trademark Office ("PTO") covering the Licensed Technology (or so much thereof as patent counsel has advised may be patented under applicable law). PEB is not aware of any state of facts that would warrant the invalidation or non-enforceability of any such patent. PEB has also filed in the PTO pursuant to the Patent Cooperation Treaty a PCT patent application directed to the Licensed Technology (or so much thereof as patent counsel has advised may be patented under applicable law). PEB has received notification from the PTO that nothing has arisen in the PTO evidencing any non-entitlement to national patents derived from said PCT patent application.

      3.3 Covenants by PV

            3.3.1 PV covenants that it shall maintain in effect insurance in form and amounts covering such risks as are customarily carried by prudent companies engaged in the same or similar business as PV. Such insurance shall include, but not be limited to, errors and omissions coverage, and general liability and product liability insurance with combined single limit coverage of a minimum of US$10,000,000 per occurrence, unless such coverage cannot be obtained either within the Territory or outside the Territory but with respect to activities or omissions within the Territory. All of such insurance shall name PEB as an additional insured, as its interests may appear. Upon PEB's reasonable request, PV shall periodically increase such minimum coverage to compensate for inflation and changes in intervening business circumstances. PV shall pay the cost and periodic premiums of such insurance.


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            3.3.2 PV covenants that it shall not challenge PEB's ownership rights in the Licensed Patents, the Licensed Technology or all rights in and to all uses of any of them and shall actively assist PEB in defending any of the foregoing at PEB's expense. PV shall not do any act or thing which impairs or weakens the ownership rights of PEB with respect to the Licensed Patents and the Licensed Technology and, if PV becomes aware of any use of any of the Licensed Patents or Licensed Technology by any unauthorized person or entity, PV shall promptly send notice of such unauthorized use to PEB and shall actively aid PEB in its attempts to prohibit or suppress such unauthorized use.

            3.3.3 PV covenants that it shall only grant rights to any Sub-Licensee or User pursuant to an agreement which legally and validly binds said Sub-Licensee or User to at least those restrictive terms set forth on Exhibit D attached hereto including, but not limited to, a full and complete indemnification of PEB by each Sub-Licensee or User consistent in scope and content with PV's indemnification of PEB under ss.6.2 below; a copy of the final and fully executed agreement between PV and any Sub-Licensee or User shall be delivered to PEB promptly after its execution; and in the event that PV desires to grant rights to any Sub-Licensee or User which purport to or shall in any way survive the termination of PV's license hereunder, PV shall supply to PEB a term sheet for said agreement and any amendments thereto which it hereby represents shall be true, correct and complete, for PEB's prior written approval to be granted or withheld in PEB's sole discretion.

            3.3.4 PV covenants that in the event a claim alleging that any Sub-Licensee or User has violated the rights of a given Copyright Controller is fully and finally adjudicated by a court of competent jurisdiction against said Sub-Licensee or User, PV shall, upon PEB's written request, take every reasonable action necessary to terminate all of said Sub-Licensee's or User's rights in or to the Licensed Technology.

            3.3.5 PV covenants that (i) within thirty (30) days of the end of each fiscal quarter, PV shall deliver to PEB a quarterly balance sheet and statement of income and expenses for the relevant quarter; (ii) within ninety (90) days of the end of PV's fiscal year, PV shall deliver to PEB a year end balance sheet and statement of income and expenses for such annual period, audited by independent certified public accountants reasonably acceptable to PEB in accordance with Mexican generally accepted accounting


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      principles, consistently applied. Contemporaneously, PV shall supply to
      PEB any and all additional information necessary for PEB to reconcile said financial statements with U.S. generally accepted accounting principles. PEB shall have the right to confirm revenues and expenses related to the Licensed Technology, Systems, and other Products licensed hereunder by causing an audit to be performed, at PEB's sole expense and not more frequently than twice in any twelve (12) month period, of PV's books and records related thereto. PV shall make all of its books and records reasonably available to PEB to facilitate such audits and PEB shall use its best efforts to cause minimal disruption to PV's business as a result of said audits.

      3.4 Covenants by PEB

            3.4.1 PEB covenants that the provisions of ss.2.1.4 hereof (modified only to the extent of substituting in place of PV the appropriate name of the PEB licensee in question) shall be included in every agreement that it shall enter into with any other person or entity regarding the licensing, sublicensing or other conferral of any rights upon such person or entity to exploit the Licensed Technology and the use of Systems anywhere else in the world outside the Territory.

            3.4.2 PEB covenants that upon deriving any revenue from any electronic insertion made by PEB because such insertion is to be seen in the Territory, PEB shall share the revenue generated from such insertion with PV or the relevant Sub-Licensee in a manner consistent with the formula established by PEB, as amended from time to time by PEB in its sole but reasonable discretion, for the sharing of such revenues among PV, the relevant Sub-Licensee and relevant Other Licensees in accordance with ss. 2.1.4 above.

4.    PATENT PROSECUTION, INFRINGEMENT AND ENFORCEMENT

      4.1 Patent Prosecution. PEB shall apply for, or shall authorize PV to do so on PEB's behalf, in PEB's name and for PEB's benefit, letters patent covering the Licensed Technology (or so much thereof as patent counsel has advised may be patented under applicable law) owned by PEB in each country in the Territory which will not, pursuant to an applicable convention, automatically recognize the validity and enforceability of the United States patent to be issued to PEB. PEB shall pay all costs for the preparation and prosecution of all patent applications and the issuance of all patents in Mexico and four other countries located within the Territory (such countries to be mutually agreed upon by the parties) . Thereafter, PEB shall authorize PV to apply for, on PEB's behalf, letters patent in any


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other countries in the Territory deemed necessary or appropriate by PV, and PV shall pay all costs for the preparation and prosecution of all such patent applications and the issuance of all such patents.

      4.2 Patent Enforcement. PEB shall have the first right, but not the duty, to commence and prosecute patent infringement claims, actions or proceedings against third parties on any Licensed Patent. If PEB does not institute an infringement claim, action or proceeding against any offending third party, PV shall have the right, but not the duty to do so. If PV exercises such right, PV shall not make any settlement or take or permit any action which would adversely affect the validity of any Licensed Patent and/or adversely affect PEB's ownership of the Licensed Technology. If PV exercises such right, PV agrees that PEB at any time at PEB's expense may assume control of any such claim, action or proceeding instituted by PV. The costs and expenses of any such claim, action or proceeding (including fees of attorneys or other professionals) shall be borne by the party instituting the same, or, if the parties elect to cooperate in instituting and maintaining such claim, action, or proceeding, such costs and expenses shall be borne by the parties in such proportions as they may agree in writing. Each party shall execute all necessary and proper documents and take such actions as shall be reasonably appropriate to allow the other party to institute and prosecute such infringement actions. Any award paid by third parties as a result of such an infringement action (whether by way of settlement or otherwise) shall be paid to the party which instituted and maintained such action, or, if both parties instituted and maintained such action, such award shall be allocated between the parties in proportion to their respective contributions to the costs and expenses incurred in such action.

5.    CONFIDENTIALITY

      5.1 Confidential Information Defined. "Confidential Information" means trade secrets, proprietary information, and confidential knowledge and information which includes, but is not limited to, the Licensed Technology, the Products and other matters of a technical nature (such as discoveries, ideas, concepts, designs, drawings, specifications, techniques, models, diagrams, test data and Know-How), and matters of a business nature (such as marketing techniques and materials, marketing and development plans, pricing or pricing policies, financial information, plans for further development), and any other information of or pertaining to PEB and/or persons or entities to which PEB owes a duty of confidentiality, of a similar nature not available to the public.

      5.2 Non-Disclosure of Confidential Information. PV acknowledges that, during the term of this Agreement, PV will have access to Confidential Information. During the term of this Agreement and for a period of five (5) years thereafter, PV shall not, without the prior written approval of PEB, directly or indirectly (i) reveal, report,


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publish, disclose, or transfer any Confidential Information to any person or entity, or (ii) use any Confidential Information for any purpose or for the benefit of any person or entity, except as is authorized under this Agreement. PV is hereby authorized to disseminate such information, including Confidential Information, necessary to operate and maintain the Systems, subject to all terms and conditions of this Agreement, to all Sub-Licensees and Users.

      5.3 Property of PEB. PV acknowledges and agrees that all Confidential Information and all reports, drawings, blueprints, data, notes, and other documents and records, whether printed, typed, handwritten, videotaped, transmitted or transcribed on data files or on any other type of media, made or compiled by PV, or made available to PV during the term of this Agreement, concerning Confidential Information are and shall remain PEB's property and shall be delivered to PEB on the termination of PV's license to use the Licensed Technology as provided in this Agreement. PV shall not retain copies of such Confidential Information, documents or records after any such termination. PV shall only use Confidential Information for legitimate business purposes hereunder.

      5.4 Proprietary Notices. PV shall not, and shall not allow any of its employees, Sub-Licensees or Users to, remove any proprietary or other legends or restrictive notices contained in or included in any Confidential Information or on any Products or Systems.

      5.5 Exceptions. PV may disclose Confidential Information only to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, or complying with applicable governmental regulations, provided that if PV is required to make any such disclosure of Confidential Information it shall give reasonable advance notice to PEB of such disclosure requirement and shall cooperate fully with PEB in limiting or avoiding such disclosure if PEB so elects. If PEB has no objection to such disclosure, PV shall use its best efforts to secure confidential treatment of such information required to be disclosed.

6.    INDEMNIFICATION

      6.1 Mutual. Each party shall indemnify and hold the other party harmless from and against any and all claims for liability, damage, loss, cost or expense (including all costs of attorneys and other professionals) arising out of a party's breach of its representations, warranties or covenants hereunder.

      6.2 By PV. In addition, PV shall indemnify and hold PEB harmless from and against any liability, damage, loss, cost or expense (including all costs of attorneys and other professionals) resulting from an Event of Default by PV hereunder or by a Sub-Licensee or User under the applicable Sub-Agreement or User Agreement, and any and all claims for liability, damage, loss, cost or expense (including


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all costs of attorneys and other professionals) arising out of third party claims or suits resulting from the use by PV or any Sub-Licensee or User of the Licensed Technology, any Product, or any System. PV shall have no obligation to indemnify and hold PEB harmless under the preceding sentence from any third party claim, suit, or portion thereof alleging that PV or the relevant Sub-Licensee or User has infringed upon said third party's intellectual property rights as a result of PV's or the relevant Sub-Licensee's or User's use of the Licensed Technology, any Product or any System, as permitted by this Agreement.

      6.3 By PEB. PEB shall indemnify and hold PV harmless from and against any and all claims for liability, damage, loss, cost or expense (including all costs of attorneys and other professionals) arising out of third party claims or suits alleging that PV has infringed upon said third party's intellectual property rights as a result of PV's or the relevant Sub-Licensee's or User's use of the Licensed Technology, any Product or any System as permitted by this Agreement. PEB's obligation to indemnify PV pursuant to the foregoing sentence shall be limited to claims brought prior to the third anniversary of the first date on which PEB delivers a System to PV and shall in no event exceed the License Fee.

7.    TERM; TERMINATION

      7.1 Term. It is contemplated by the parties that the license granted under this Agreement is perpetual and shall remain in effect after the expiration of the last to expire of the Licensed Patents necessary for the use, lease, sublicense or other transfer of rights to use the Products in the Territory. This Agreement shall commence as of the date of this Agreement and, unless sooner terminated as provided under this Article 7, shall terminate only upon the mutual agreement of the parties.

      7.2 Events of Default; Remedies.

            7.2.1 Each of the following shall constitute an Event of Default by PV hereunder:

                  (a) any exploitation by PV of any of the Licensed Technology, any Product or any System in any manner or location not expressly permitted by this Agreement;

                  (b) PV's granting or purporting to grant rights to any
            Sub-Licensee or User which are not in every respect subject and subordinate to PEB's rights under this Agreement;


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                  (c) any failure by PV to conform to the standards and
            guidelines promulgated pursuant to ss.2.l.3 above;

                  (d) any failure by PV to enforce, as against any Sub-Licensee or User, the terms and conditions of this Agreement to the extent that said terms and conditions apply to said Sub-Licensee or User;

                  (e) the attempted, purported or completed sale by PV of any
            Product or component part thereof;

                  (f) the erasure, obscuring or obliteration by PV of physical or other advertising which, but for such erasure, obscuring or obliteration, would have been broadcast in any program to which PV or said Sub-Licensee or User has applied the Licensed Technology unless the same is in accordance with ss.2.l.4;

                  (g) the broadcast by PV into or through an Other Territory of images inserted into programming originating or being transmitting through the Territory, unless the same is in accordance with Section 2.1.4;

                  (h) any failure by PV timely to pay monies owed to PEB;

                  (i) PV's failure to use its reasonable efforts to maximize the economic return to be derived from its exploitation of the Licensed Technology (as to any litigated dispute under this clause (i) the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal expenses in connection with said litigation)

                  (j) the manufacture by PV of any Product or component thereof;

                  (k) the modification, adaptation, merging, translation,
            decoding, reverse engineering, decompilation, disassembly or creation of derivative works based on the Licensed Technology, any Products, any Systems, or any portion thereof or the distribution of the same by PV (except that the nominal modification, adaptation of, or creation of derivative works based on, the foregoing solely for legitimate, technical local operating anomalies, as determined by PEB in its sole reasonable discretion, shall not be deemed an Event of Default by PV);

                  (l) PV's failure to maintain the insurance coverage required by ss.3.3.l;

                  (m) PV shall challenge PEB's ownership rights in the Licensed
            Patents, Licensed Technology or any rights in and to any uses of any of them; or PV shall impair or weaken the ownership rights of PEB with respect to the Licensed Patents and the Licensed Technology; or PV shall fail actively to aid PEB in its attempts to prohibit or suppress any unauthorized use of the Licensed Patents or the Licensed Technology in the Territory or by any Sub-Licensee or User;

                  (n) PV shall grant rights to any Sub-Licensee or User in an agreement which does not contain at least those restrictions on Sub-Licensees and Users as are set forth on Exhibit D hereto or without first obtaining a written acknowledgment from each such Sub-Licensee or User that the rights of any such Sub-Licensee or User are subject and subordinate in every respect to PEB's rights under this Agreement;

                  (o) PV shall directly or indirectly reveal, report, publish, disclose, or transfer any Confidential Information or shall use any Confidential Information in any manner other than as expressly authorized under this Agreement or shall use Confidential Information for other than legitimate business purposes hereunder;

                  (p) PV shall cause or knowingly permit the removal of any
            proprietary or other legend or restrictive notice contained in or included in Confidential Information or on any Products or Systems;

                  (q) PV shall assign or attempt or purport to assign this
            Agreement or any interest herein without PEB's prior written consent which PEB may withhold or delay in its sole discretion; and

                  (r) PV or any Sub-Licensee or User shall directly or
            indirectly solicit, induce or attempt to induce any employee of PEB or any affiliate of PEB to terminate his or her employment with PEB or such affiliate.

            7.2.2 PEB shall not terminate this Agreement as the result of an Event of Default by PV unless the same shall be a Material Event of Default which shall mean:

                  (a) The failure by PV to cause the incorporation into a
            Sub-Agreement of (i) the Events of Default enumerated in Section
            7.2.1 (a)-(c), (e)-(k), and (m)-(r) of this Agreement such that any act or omission by a Sub-Licensee or User that, if by PV, would constitute an Event of Default hereunder, shall constitute an Event of Default by said Sub-Licensee under the Sub-Agreement or by said User under the User Agreement, and (ii) full and complete indemnification of PEB by each Sub-Licensee and User consistent in scope and content with PV's indemnification of PEB under ss.6.2 above;

                  (b) The failure by PV to cure an Event of Default within sixty
            (60) days after the receipt of written notice thereof (or, if such Event of Default cannot be cured within such sixty (60) day period, if PV does not commence and diligently continue actions to cure such Event of Default);

                  (c) The failure by PV diligently to take all reasonable
            actions including, but not limited to, the prosecution of an action and all reasonable appeals thereof in a court of competent jurisdiction, to (i) compel a Sub-Licensee to comply with the relevant Sub-Agreement, or (ii) terminate said Sub-Agreement following an Event of Default by said Sub-Licensee under said Sub-Agreement if PEB, in its sole discretion, directs PV to effect such termination;


                  (d) The failure by PV diligently to take all reasonable
            actions including, but not limited to, the prosecution of an action and all reasonable appeals thereof in a court of competent jurisdiction, to (i) compel a User to comply with the relevant User Agreement, or (ii) terminate said User Agreement following an Event of Default by said User under said User Agreement if PEB, in its sole discretion, directs PV to effect such termination; or

                  (e) The occurrence of a pernicious and egregious course of conduct by PV hereunder, such as by way of example and not limitation, the occurrence of three (3) Events of Default in any twelve (12) month period (regardless of cure thereof)

      Upon the occurrence of a Material Event of Default by PV hereunder PEB shall be entitled, in addition to any other rights or remedies available to it hereunder, at law or in equity, to terminate this Agreement by giving written notice to take effect thirty (30) days after such notice unless PV shall cure such Material Event of Default (other than under clause (d) above) within said thirty (30) days. PEB's right to terminate this Agreement, as hereinabove provided, shall not be affected in any way by its waiver or failure to take action with respect to any previous Event of Default.

            7.2.3 If the Event of Default under this Agreement or under any Sub-Agreement results from an act or omission of a Sub-Licensee, PEB shall have the right, but not the obligation, to proceed against such Sub-Licensee directly to enforce this Agreement or the Sub-Agreement. If the Event of Default under this Agreement or under any User Agreement results from an act or omission of a User, PEB shall have the right, but not the obligation, to proceed against such User directly to enforce this Agreement or the User Agreement.

      7.3 Insolvency or Bankruptcy. Either party may, in addition to any other remedies available to it at law or in equity, terminate this Agreement by written notice to the other party in the event the other party shall have commenced voluntary proceedings in bankruptcy or shall have made an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other party or for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against the other party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of the other party, and any such event shall have continued for ninety (90) days undismissed, unbonded and undischarged.

      7.4 Effect of Termination of Agreement. Upon the termination by PEB of the license granted herein as to the Licensed Technology and all Products in the Territory, all rights in and to any Products, the Licensed Technology and any and all uses of them granted to PV and all Sub-Licensees and Users shall immediately revert back to PEB and PV shall, and shall cause all Sub-Licensees and Users to, immediately cease and forever abstain from any and all uses of the Licensed Technology and PV shall promptly: (i) return to PEB all Products and all relevant records, materials concerning the Licensed Technology or Confidential Information in the possession or control of PV or any Sub-Licensee or User; (ii) assign to PEB and/or PEB's designee, its right to any trade name or trademark used by PV for the Products in the Territory; and (iii) execute any documents or instruments requested by PEB to effect such reversion and the transfer, grant and assignment to PEB or its designee of any rights which PV may have acquired with respect to the Licensed Technology and in any patents which PV may have registered pursuant to ss.4.1 above, which transfers, grants, and assignments shall require no consideration other than the mutual agreement represented by this Agreement.

      7.5 Surviving Rights. The parties' obligations under Articles 5 and 6 and ss.ss.2.4, 2.5, 3.3.2, 4.2, 7.4, 8.3, 8.4, 8.5, 8.12 and 8.13 shall survive any termination of this Agreement.

8.    MISCELLANEOUS PROVISIONS

      8.1 Relationship of Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the parties. No party shall incur any debts or make any commitments for the other.

      8.2 Assignment. Except as otherwise provided herein, neither this Agreement nor any interest hereunder shall be assignable by either party without the prior written consent of the other, whether directly or indirectly by merger, asset sale or operation of law. Notwithstanding the foregoing, PEB may assign this Agreement or any interest hereunder to any person or entity controlled by, controlling, or under common control with PEB without the prior written consent of PV. This Agreement shall be binding upon the successors and permitted assigns of the parties. Any assignment not in accordance with this ss.8.2 shall be void and shall nevertheless constitute a material default hereunder.

      8.3 Covenant Not to Solicit Employees. Each party shall not at any time during the term of this Agreement or for a period of two (2) years following the termination of this Agreement directly or indirectly solicit, induce, or attempt to induce any employee of the other or of any affiliate of the other to terminate his or her employment with the other party or such affiliate.

      8.4 Disclaimer of Warranties. The parties expressly disclaim any warranties as to validity or enforceability of Licensed Patents, or non-infringement of third party patents.

      8.5 Further Actions. Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be reasonably necessary or appropriate in order to carry out the purposes and intent of this Agreement.

      8.6 Force Majeure. Neither party shall be liable to the other for loss or damages or shall have any right to terminate this Agreement for any default or delay attributable to any act of God, or other cause beyond the reasonable control of such party, if the party affected shall give prompt notice of any such cause to the other party. The party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled.

      8.7 Notices. All notices and other communications hereunder shall be in writing, in English, and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail, postage prepaid, or sent by DHL or another international express courier service of similar stature, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, that notices of change or address shall be effective only upon receipt thereof):

If to PV, addressed to:       Publicidad Virtual, S.A. de C.V.
                              Montes Urales No. 739-A
                              11000 Mexico, D.F., Mexico
                              Attention: President

If to PEB, addressed to:      Princeton Electronic Billboard, Inc.
                              47 Hulfish Street, Suite 500
                              Princeton, New Jersey 08542, U.S.A.
                              Attention: President

      8.8 Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each party.

      8.9 Waiver. No provision of this Agreement shall be waived except by an instrument in writing expressly waiving such provision and signed by the waiving party.

      8.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

      8.11 Descriptive Headings. The descriptive headings in this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

      8.12 Governing Law: English Language This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey, applicable to contracts executed and performed wholly within the State of New Jersey. The English original of this Agreement shall prevail over any translation thereof.

      8.13 Consent to Jurisdiction. The parties hereby irrevocably submit to the exclusive jurisdiction of any New Jersey State or Federal court sitting in the State of New Jersey for any action or proceeding arising out of or relating to this Agreement, and the parties hereby irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in New Jersey State court or, to the extent permitted by law, may be removed to or brought in any Federal court in New Jersey having jurisdiction. The parties hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding.

      8.14 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

      8.15 Compliance with Law. Nothing in this Agreement shall be deemed to permit a party to export, reexport or otherwise transfer any Licensed Technology transferred hereunder or Products manufactured therefrom without compliance with applicable laws.

      8.16 Entire Agreement of the Parties. This Agreement constitutes and contains the entire understanding and agreement of the parties with respect to the Licensed Patents and the Licensed Technology and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the parties respecting the subject matter hereof.

            IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized officer on the 23 day of October, 1995 with effectiveness as of the day and year first above written.

                                       PRINCETON ELECTRONIC BILLBOARD, INC.



                                       By: /s/ Brown F. Williams
                                           -------------------------------------
                                           Brown F. Williams, President


                                       PUBLICIDAD VIRTUAL, S.A. de C.V.



                                       By: /s/ Eduardo Sitt
                                           -------------------------------------
                                           Eduardo Sitt, President of the Board

                                                              PEB
                                                              Real Time Sports &
                                                                   Entertainment
                                                                     Advertising

--------------------------------------------------------------------------------

                                 FAX COVER SHEET

DATE:  October 3, 1995

TO:    Roberto Sonabend         FAX #:                  O11-525-520-1475

FROM:  Brown Willlams           Number of pages including cover sheet: 2

--------------------------------------------------------------------------------

The following information is to be disclosed as the Exhibits to the License Agreement -

Exhibit A

The "Licensed Technology" is comprised of all inventions, improvements, discoveries, claims, formulae, processes, trade secrets, technologies, and Know-How in which PEB has or develops or obtains rights, as the same may be modified or expanded from time to time: (1) relating to or derived from PEB's "Electronic Billboard" invention, which replaces live television images with inserted material in a manner that causes the insertion to appear as though it was a part of the original image, or (2) claimed, covered or disclosed in any Licensed Patent.

Exhibit B

The Licensed Patents consist of the following:

1)    US Patent No. 5,264,933. The related PCT Application No. is
PCT/US91/05174.

In addition, applications have been filed in the following countries:

                Country           App.#
                -------           -----
                Mexico            935404
                Columbia          412,085
                Chile             1224-93
                Argentina         326214
                Venezuela         1938-93
                Costa Rica        Pending
                Brazil            PI9304280
                Peru              243152
                Panama            Pending

(The country applications listed above have, in some cases, been abandoned. You have indicated that you will find out the actual status of them)

2) Us Patent Application No. 08/143,938 with a filing date of 10/27/93. The related PCT Application No. is PCT/US94/08863 including the designation of Brazil.

In addition, applications have been filed in the following countries:

                Country           App.#
                -------           -----
                Mexico            948325
                Chile             1575-94
                Venezuela         1938/93
                Peru              253122

3)    US Patent Application No. 08/381,088 with a filing date of 0l/31/95

      There has been no PCT case filed regarding this application but it can be filed up until January 1996.

Exhibit C

The PEB system is comprised of seven modules: (1) the computer workstation and power conditioning with associated networking peripherals; (2) the PEB digital video processing system; (3) audio delay and monitoring equipment; (4) analog to digital and digital to analog video conversion equipment; (5) video monitoring equipment; (6) audio and video switching components with associated interfacing hardware; and, (7) L-VIS operating software and operator interface equipment.

                                  EXHIBIT D(1)

                 Minimum Restrictions for Sub-License Agreements

            All license agreements between PV and any Sub-Licensee shall contain at least the following terms:

1.    DEFINITIONS

      The following terms shall not be defined more broadly than:

      1.1 "Copyright Controller" shall mean that person or entity having the legal right under applicable copyright and other law to control and alter programming in a given geographical territory by means of the Licensed Technology or otherwise.

      1.2 "Know-How" shall mean all inventions, technology or other information discovered or developed by or for PEB before or during the term of this Agreement, whether or not patentable, constituting materials, methods, processes, techniques and data for the use or sale of any Products.

      1.3 "Licensed Patents" shall mean:

            1.3.1 the current patents or patent applications owned or controlled by PEB or jointly owned by David Sarnoff Research Center, Inc. and PEB relating to the Licensed Technology which are set forth on Exhibit B, including any Supplemental Protection Certificates or the equivalent thereof, extensions, renewals, continuations, continuations-in-part, divisions, patents-of-additions re-examinations, and/or reissues thereof; and

            1.3.2 any future patents or patent applications which are foreign counterparts in any country in the Territory to PEB's current U.S. and foreign patents and patent applications as set forth on Exhibit B, including any Supplemental Protection Certificates or the equivalent thereof, extensions, renewals, continuations, continuations-in-part, divisions, patents-of-additions, re-examinations, and/or reissues thereof.

      1.4 "Licensed Technology" shall mean all inventions, improvements, discoveries, claims, formulae, processes, trade secrets, technologies, and Know-How in which PEB has or develops or obtains rights, as the same may be modified or expanded from time to time: (i) relating to or derived from PEB's "Electronic Billboard" invention, which replaces live television images with inserted material in a manner that causes the insertion to appear as though it was a part of the original image, as more fully described on Exhibit A, or (ii) claimed, covered or disclosed in any Licensed Patent.

      1.5 "Other Licensee" shall mean the person or entity, including PEB if appropriate, having rights to exploit the Licensed Technology in an Other Territory.

      1.6 "Other Territory" shall mean any specific geographic area outside the Territory.

      1.7 "Permitted Uses" shall mean all legal uses of the Licensed Technology
(i) in real time in any broadly disseminated television program for advertising purposes or for any purpose in television programs the principal focus of which is sports, including tracking images in sports for outlining or emphasis or in an area such as trajectory, strike zone or player; or (ii) as part of video post-production. Broadly disseminated programs are those which are broadcast over the air, via cable or via satellite with a distribution to more than 2,500 customers. Programs disseminated over point to point, or point to multipoint, private networks are not broadly disseminated programs for purposes of this Agreement.

      1.8 "Product" shall mean any product, the manufacture, use or sale of which is based upon, derived from, or related to any Licensed Technology, including, but not limited to the System.

      1.9 "Sub-Licensee" shall mean any person or entity directly or indirectly licensed by PV to exploit any of the Licensed Technology, any Product or any System within a specific geographic area which is within the Territory. A Sub-Licensee may also be a User or grant rights to one or more User(s) under User Agreement(s)

      1.10 "System" shall mean any and all computer hardware and operating system software, firmware and/or applications software, and all documentation pertaining thereto, employed with respect to the exploitation of the Licensed Technology as permitted by this Agreement.

      1.11 "Territory" shall mean the specific country or countries in which rights are granted to Sub-Licensee under this Agreement.

      1.12 "User" shall mean any person or entity who or which has been granted rights to use one or more Products or Systems by PV or any Sub-Licensee or who or which purports to have acquired such rights from PV or any Sub-Licensee. A User may not further license any person or entity with respect to any of the Licensed Technology, any System or any Product in any way.

      1.13 "User Agreement" shall mean each agreement between PV or a Sub-Licensee, on the one hand, and a User on the other hand, pursuant to which said User is to use any Product or any System.

2.    GRANT OF RIGHTS

      2.1   Grant of License

            2.1.1 In consideration of a license fee and/or royalty stream subject to the terms and conditions of this Agreement, Sub-Licensee may directly exploit the Licensed Technology through Permitted Uses thereof, and by leasing or otherwise conveying rights to Users within the Territory to operate one or more Systems within the Territory.

            2.1.2 The rights granted in ss.2.1.1 must be limited as provided in ss.ss.2.l.3 and 2.1.4. Any grant of rights hereunder shall provide for protection of the Licensed Technology to the same extent that Sub-Licensee is required to protect the Licensed Technology pursuant to this Agreement. This Agreement and any grant of rights hereunder shall be subject and subordinate in every respect to PEB's rights under its agreement with PV except as set forth in Section 7.1 below

            2.1.3 Each Sub-Licensee recognizes that any use of the Licensed Technology and the Products in violation of law and commonly recognized community or industry standards would cause severe and irreparable injury to PEB's reputation and legitimate business interests and that, as a result, PEB must exercise control over standards and guidelines for the Licensed Technology and the Products. Therefore, notwithstanding anything in this Agreement to the contrary, Sub-Licensee shall not, and it shall not allow any User to, use any of the Licensed Technology or any Product in any manner inconsistent with PEB's standards and guidelines, as in effect from time to time. Sub-Licensee shall distribute to each User copies of such standards and guidelines, as and when promulgated by PEB, and shall obtain written, enforceable undertakings from each such User to comply with PEB's standards and guidelines, as in effect from time to time.

            2.1.4 Broadcast insertions made by Sub-Licensee or any User shall only be made in strict compliance with this Agreement and PEB's published standards and guidelines as amended from time to time by PEB in its sole discretion. PEB retains the right to control application of the Licensed Technology so as to protect its proprietary rights therein and so as to prevent use of the Licensed Technology in any manner which would adversely affect rights granted under similar agreements to Other Licensees. If Sub-Licensee derives any revenue from any electronic insertion made in the Territory because such insertion is to be seen in an Other Territory or in Other Territories, it shall share the revenue generated from such insertion with the relevant Other Licensee(s) in accordance with a formula established by PEB, as amended from time to time by PEB in its sole discretion. PEB shall make the final determination, in its sole but reasonable discretion, as to whether Sub-Licensee or the relevant User has complied with the requirements of this ss.2.1.4.

      2.2 Intentionally Omitted

      2.3 Best Efforts. Sub-Licensee shall use its best efforts to maximize the economic return to be derived from its exploitation of the license granted to it hereunder.

      2.4 Restrictions on Use. Sub-Licensee shall not and shall not permit any User to (i) manufacture any Product or component thereof; (ii) modify, adapt, merge, translate, decode, reverse engineer, decompile, disassemble or create derivative works based on the Licensed Technology, any Products, any Systems or any portion thereof or distribute the same or permit others to do so within the Territory; or (iii) use the Licensed Technology, the Products, or any System in any manner prohibited by this Agreement. Sub-Licensee acknowledges for itself and any User that the restrictions on use set forth above are necessary in order to protect and maintain the value of the proprietary and other legitimate business interests of PEB and that any violation thereof shall cause severe injury to PEB for which any remedy at law shall be inadequate. Accordingly, PEB shall be entitled to injunctive relief without having to post bond or other security (unless, as to an action brought within a particular jurisdiction, a specific statutory requirement for bond or other security exists in that jurisdiction) and without having to prove the inadequacy of the available remedies at law in addition to all other available remedies including, without limitation, seeking such damages as it can show it has sustained by reason of such violation. Neither Sub-Licensee nor any User shall plead or defend on grounds of adequate remedy at law or any element thereof in an action by PEB against it for injunctive relief or specific performance of any obligation pursuant hereto. Sub-Licensee shall take any action reasonably requested by PEB to enjoin any User from any use of Licensed Technology, any System, or any Product prohibited by this Agreement.

      2.5 Ownership. Sub-Licensee acknowledges and agrees that PEB owns the exclusive worldwide right to exploit or turn to account all of the Licensed Technology, the Licensed Patents, the Products, and the Systems, and all copies thereof, all updates and modifications thereto and all right, title and interest in and to all patents, patent rights, trade secrets and confidential information relating thereto. Sub-Licensee acknowledges that, by virtue of this Agreement, Sub-Licensee does not have, and will not obtain, any right, title or other proprietary interest in and to any of the foregoing.

      2.6 Systems. Sub-Licensee shall have the right to use the Systems delivered by PV pursuant to ss.2.1.1 above only for the duration of this Agreement. PV shall have the right to substitute new or modified Systems for each System delivered hereunder at any time subject to their reasonable availability and to PV's then existing commitments to deliver Systems to other persons or entities.

      2.7 Maintenance. Sub-Licensee, or the relevant User, as the case may be, shall, at its own cost and expense, keep the Systems and other Products in the possession or control of Sub-Licensee, or the relevant User, as the case may be, in good repair, condition and working order. Except as expressly provided herein Sub-Licensee, or the relevant User, shall be responsible for all costs and expenses attributable to the Systems or any other Product, in the possession or control of Sub-Licensee or the relevant User.

3.    REPRESENTATIONS AND WARRANTIES; COVENANTS

      3.1 Representations and Warranties. Each party represents and warrants to the other that (i) it has full right, power and authority to execute, deliver and perform under this Agreement; and (ii) in so doing will not violate any law, rule or regulation applicable to it or any other agreement to which it is a party.

      3.2 Intentionally Omitted

      3.3 Covenants by Licensee.

            3.3.1 Sub-Licensee covenants that it shall maintain in effect insurance in form and amounts covering such risks as are customarily carried by prudent companies engaged in the same or similar business as Sub-Licensee. Such insurance shall include, but not be limited to, errors and omissions coverage, and general liability and product liability insurance with combined single limit coverage of a minimum of US$10,000,000 per occurrence, unless such coverage cannot be obtained within the Territory, and shall name PEB as an additional insured, as its interests may appear. Upon PEB's reasonable request, Sub-Licensee shall periodically increase such minimum coverage to compensate for inflation and changes in intervening business circumstances. Sub-Licensee shall pay the cost and periodic premiums of such insurance.

      3.3.2 Sub-Licensee covenants that it shall not challenge or adversely affect PEB's ownership rights in the Licensed Patents, the Licensed Technology or all rights in and to all uses of any of them and shall actively assist PEB in defending any of the foregoing at PEB's expense. Sub-Licensee shall not do or permit or allow to be done any act or thing which impairs or weakens the ownership rights of PEB with respect to the Licensed Patents and the Licensed Technology and, if Sub-Licensee becomes aware of any use of any of the Licensed Patents or Licensed Technology by any unauthorized person or entity, Sub-Licensee shall promptly send notice of such unauthorized use to PEB and shall actively aid PEB in its attempts to prohibit or suppress such unauthorized use.

      3.3.3 Sub-Licensee covenants that it shall only grant rights to any User pursuant to an agreement which legally and validly binds said User to at least those restrictive terms set forth in the applicable Exhibit for User Agreements, including, but not limited to, a full and complete indemnification of PEB by each User, consistent in scope and content with PV's indemnification of under ss.6.2 below; a copy of the final and fully executed agreement between Sub-Licensee and any User shall be delivered to PEB promptly after its execution.

      3.3.4 Sub-Licensee covenants that in the event a claim alleging that any User has violated the rights of a given Copyright Controller is fully and finally adjudicated by a court of competent jurisdiction against said User, Sub-Licensee shall, upon PEB's or PV's written request, take every reasonable action necessary to terminate all of said User's rights in or to the Licensed Technology.

      3.3.5 PEB and PV, severally, shall have the right to confirm revenues and expenses related to the Licensed Technology, Systems, and other Products licensed hereunder by causing an audit to be performed, at PV's or PEB's sole expense and not more frequently than twice in any twelve (12) month period, of Sub-Licensee's books and records related thereto. Sub-Licensee shall make all of its books and records reasonably available to PEB or PV to facilitate such audits and PEB or PV shall use its best efforts to cause minimal disruption to Sub-Licensee's business as a result of said audits.

      3.4 Intentionally Omitted

      3.5 Acknowledgment by Licensee. Sub-Licensee acknowledges that Sub-Licensee's, all Users' and PV's rights with respect to the Licensed Technology are in every respect subject and subordinate to PEB's rights therein. Accordingly, in the event of any instruction to Sub-Licensee by PV which is contrary to any express instruction from PEB, Sub-Licensee shall comply with PEB's instructions.

4.    PATENT ENFORCEMENT

      4.1 Intentionally Omitted

      4.2 Patent Enforcement. PEB shall have the first right, but not the duty, to commence and prosecute patent infringement claims, actions or proceedings against third parties on any Licensed Patent. If PEB declines to exercise such right, Sub-Licensee shall not make any settlement or take or permit any action which would adversely affect the validity of any Licensed Patent and/or adversely affect PEB's ownership of the Licensed Technology. If Sub-Licensee brings such an action, Sub-Licensee agrees that PEB at any time at PEB's expense may assume control of any such claim, action or proceeding instituted by Sub-Licensee. The costs and expenses of any such claim, action or proceeding (including fees of attorneys or other professionals) shall be borne by the party instituting the same, or, if the parties elect to cooperate in instituting and maintaining such claim, action, or proceeding, such costs and expenses shall be borne by the parties in such proportions as they may agree in writing. Sub-Licensee shall execute all necessary and proper documents and take such actions as shall be reasonably appropriate to allow any other party to institute and prosecute such infringement actions. Any award paid by third parties as a result of such an infringement action (whether by way of settlement or otherwise) shall be paid to the party which instituted and maintained such action, or, if both parties instituted and maintained such action, such award shall be allocated between the parties in proportion to their respective contributions to the costs and expenses incurred in such action.

5.    CONFIDENTIALITY

      5.1 Confidential Information Defined. "Confidential Information" means trade secrets, proprietary information, and confidential knowledge and information which includes, but is not limited to, the Licensed Technology, the Products and other matters of a technical nature (such as discoveries, ideas, concepts, designs, drawings, specifications, techniques, models, diagrams, test data and Know-How), and matters of a business nature (such as marketing techniques and materials, marketing and development plans, pricing or pricing policies, financial information, plans for further development), and any other information of or pertaining to PEB and/or persons or entities to which PEB owes a duty of confidentiality, of a similar nature not available to the public.

      5.2 Non-Disclosure of Confidential Information. Sub-Licensee acknowledges that, during the term of this Agreement, Sub-Licensee will have access to Confidential Information. During the term of this Agreement and for a period of five (5) years thereafter, Sub-Licensee shall not, without the prior written approval of PEB, directly or indirectly (i) reveal, report, publish, disclose, or transfer any Confidential Information to any person or entity, or (ii) use any Confidential Information for any purpose or for the benefit of any person or entity, except as is authorized under this Agreement. Licensee is hereby authorized to disseminate such information, including Confidential Information, necessary to operate and maintain the Systems, subject to all terms and conditions of this Agreement, to all Users.

      5.3 Property of PEB. Sub-Licensee acknowledges and agrees that all Confidential Information and all reports, drawings, blueprints, data, notes, and other documents and records, whether printed, typed, handwritten, videotaped, transmitted or transcribed on data files or on any other type of media, made or compiled by Sub-Licensee, or made available to Sub-Licensee during the term of this Agreement, concerning Confidential Information are and shall remain PEB's property and shall be delivered to PEB on the termination of Sub-Licensee's license to use the Licensed Technology as provided in this Agreement. Sub-Licensee shall not retain copies of such Confidential Information, documents or records after any such termination. Sub-Licensee shall only use

Confidential Information for legitimate business purposes hereunder.

      5.4 Proprietary Notices. Sub-Licensee shall not, and shall not allow any of its employees or Users to, remove any proprietary or other legends or restrictive notices contained in or included in any Confidential Information or on any Products or Systems.

      5.5 Exceptions. Sub-Licensee may disclose Confidential Information only to the extent such disclosure is required to comply with applicable governmental regulations, provided that if Sub-Licensee is required to make any such disclosure of Confidential Information it shall give reasonable advance notice to PEB of such disclosure requirement and shall cooperate fully with PEB in limiting or avoiding such disclosure if PEB so elects. If PEB has no objection to such disclosure, Sub-Licensee shall use its best efforts to secure confidential treatment of such information required to be disclosed.

6.    INDEMNIFICATION

      6.1 Intentionally Omitted

      6.2 By Sub-Licensee. Sub-Licensee shall indemnify and hold PEB and PV harmless from and against any and all claims for liability, damage, loss, cost or expense (including all costs of attorneys and other professionals) arising out of third party claims or suits resulting from the use by Sub-Licensee or any User of the Licensed Technology, any Product, or any System.

7.    TERM; TERMINATION; DEFAULTS

      7.1 Term; Non-Disturbance. The term of this Agreement shall be in one or more multiples of five (5) years commencing on the date of this Agreement. For purposes of this Section 7.1, each increment of five (5) years shall be referred to as a "Term". All rights granted hereunder shall terminate at the end of the final Term unless earlier terminated in accordance herewith. If PV's rights under PV's license agreement with PEB terminate for any reason PEB will grant to Sub-Licensee comparable rights to those granted hereunder to the end of the Term during which PV's rights terminate, provided that (i) before PV's rights terminate, the Sub-Licensee has demonstrated to PEB that, in PEB's sole discretion,

Sub-Licensee has sufficient financial strength, expertise and experience in the relevant marketplace and industry, and ethical and business reputation to exploit Sub-Licensee's rights under this Agreement; (ii) during each twelve (12) month period remaining in the Term in which PV's rights terminate, the Sub-Licensee shall deliver to PEB or PEB's nominee an annual royalty at least equal to the aggregate of all payments previously made by the Sub-Licensee to PV divided by the number of months elapsed in the Term and multiplied by twelve;
(iii) the Sub-Licensee attorns to PEB in every respect; and (iv) PEB shall not be obligated to recognize any payments previously made by said Sub-Licensee to PV with respect to the license granted hereunder.

      7.2 Events of Default. Remedies. Each of the following shall constitute an Event of Default by Sub-Licensee hereunder:

                  (a) any exploitation by Sub-Licensee or any User of any of the
            Licensed Technology, any Product or any System in any manner or location not expressly permitted by this Agreement or the applicable User Agreement;

                  (b) Sub-Licensee's granting or purporting to grant rights to any other Sub-Licensee or User which are not in every respect subject and subordinate to PEB's rights under this Agreement or the applicable User Agreement;

                  (c) any failure by Sub-Licensee or any User to conform to the standards and guidelines promulgated pursuant to ss.2.1.3 of this Agreement or the applicable User Agreement;

                  (d) any failure by Sub-Licensee to enforce, as against any
            User, the terms and conditions of the applicable User Agreement;

                  (e) the attempted, purported or completed sale by Sub-Licensee or any User of any Product or component part thereof;

                  (f) the erasure, obscuring or obliteration by Sub-Licensee or any User of physical or other advertising which, but for such erasure, obscuring or obliteration, would have been broadcast in any program to which Sub-Licensee or said User has applied the Licensed Technology unless the same is in accordance with ss.2.1.4 of this Agreement or the applicable User Agreement;

                  (g) the broadcast by Sub-Licensee or any User into or through an Other Territory of images inserted into programming originating or being transmitting through the Territory, unless the same is in accordance with ss.2.1.4 of this Agreement or the applicable User Agreement;

                  (h) Any failure by Sub-Licensee or any User timely to pay
            monies owed to PV or PEB;

                  (i) Sub-Licensee's failure to use its best efforts to maximize the economic return to be derived from its exploitation of the Licensed Technology;

                  (j) the manufacture by Sub-Licensee or any User of any Product or component thereof;

                  (k) the modification, adaptation, merging, translation,
            decoding, reverse engineering, decompilation, disassembly or creation of derivative works based on the Licensed Technology, any Products, any Systems, or any portion thereof or the distribution of the same by Sub-Licensee or any User;

                  (l) Sub-Licensee's failure to maintain the insurance coverage required by ss.3.3.1;

                  (m) Sub-Licensee shall act or fail to act in a manner which shall adversely affect

            PEB's ownership rights in the Licensed Patents, Licensed Technology or any rights in and to any uses of any of them; or Sub-Licensee shall act or fail to act in a manner, or shall allow any act or omission, which impairs or weakens the ownership rights of PEB with respect to the Licensed Patents and the Licensed Technology; or Sub-Licensee shall fail actively to aid PEB in its attempts to prohibit or suppress any unauthorized use of the Licensed Patents or the Licensed Technology in the Territory or by any User;

                  (n) Sub-Licensee shall grant rights to any User in an
            agreement which does not contain at least those restrictions as are imposed upon Users in the applicable Exhibit with respect to User Agreements, or without first obtaining a written acknowledgment from each such User that the rights of any such User are subject and subordinate in every respect to PEB's and PV's rights under this Agreement or the master license agreement;

                  (o) Sub-Licensee or any User shall directly or indirectly
            reveal, report, publish, disclose, or transfer any Confidential Information or shall use any Confidential Information in any manner other than as expressly authorized under this Agreement or the applicable User Agreement or shall use Confidential Information for other than legitimate business purposes hereunder or thereunder;

                  (p) Sub-Licensee, any of its employees or any User shall
            remove or permit the removal of any proprietary or other legend or restrictive notice contained in or included in Confidential Information or on any Products or Systems;

                  (q) Sub-Licensee or any User shall assign or attempt or
            purport to assign this Agreement, or the applicable User Agreement, or any interest herein or therein; and

                  (r) Sub-Licensee or any User shall directly or indirectly
            solicit, induce or attempt to induce any employee of PEB or any affiliate of PEB to terminate his or her employment with PEB or such affiliate.

If the Event of Default results from an act or omission of a User, PEB and PV, severally, shall be entitled to proceed against Sub-Licensee and User, jointly and severally, to enforce this Agreement or the applicable User Agreement. If an Event of Default is not cured within sixty (60) days after the receipt of written notice thereof (or, if such Event of Default cannot be cured within such sixty (60) day period, if Sub-Licensee does not commence and diligently continue actions to cure such Event of Default), PEB and PV, jointly or severally, shall be entitled, in addition to any other rights or remedies available to either of them hereunder, at law or in equity, to cause the termination of this Agreement by giving written notice to take effect thirty (30) days after such notice unless Sub-Licensee shall cure such default within said thirty (30) days. PEB's or PV's right to cause the termination of this Agreement, as hereinabove provided, shall not be affected in any way by its waiver or failure to take action with respect to any previous Event of Default.

      7.3 Insolvency or Bankruptcy. Either party may, in addition to any other remedies available to it at law or in equity, terminate this Agreement by written notice to the other party in the event the other party shall have commenced voluntary proceedings in bankruptcy or shall have made an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other party or for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against the other party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of the other party, and any such event shall have continued for ninety (90) days undismissed, unbonded and undischarged.

      7.4 Effect of Termination of Agreement. Upon the termination of the license granted herein as to the Licensed Technology and all Products in the Territory, all rights in and to any Products, the Licensed Technology and any and all uses of them granted to Sub-Licensee and all Users shall immediately revert back to PV and Sub-Licensee shall, and shall cause all Users to, immediately cease and forever abstain from any and all uses of the Licensed Technology and Sub-Licensee shall promptly: (i) return to PV all Products and all relevant records, materials concerning the Licensed Technology or Confidential Information in the possession or control of Sub-Licensee or any User; (ii) assign to PV and/or PV's designee, its right to any trade name or trademark used by Sub-Licensee for the Products in the Territory; and (iii) execute any documents or instruments requested by PV to effect such reversion and the transfer, grant and assignment to PV or its designee of any rights which Sub-Licensee may have acquired with respect to the Licensed Technology which transfers, grants, and assignments shall require no consideration other than the mutual agreement represented by this Agreement.

      7.5 Surviving Rights. The parties' obligations under Articles 5 and 6 and ss.ss. 2.4, 2.5, 3.3.2, 4.2, 7.4, 8.3, 8.4, 8.5 and 8.7 shall survive any termination of this Agreement.

8.    MISCELLANEOUS PROVISIONS

      8.1 Intentionally Omitted

      8.2 Assignment. Except as otherwise provided herein, neither this Agreement nor any interest hereunder shall be assignable by Sub-Licensee without the prior written consent of PV whether directly or indirectly by merger, asset sale or operation of law. This Agreement shall be binding upon the successors and permitted assigns of the parties. Any assignment not in accordance with this ss.8.2 shall be void and shall nevertheless constitute a material default hereunder.

      8.3 Covenant Not to Solicit Employees. Sub-Licensee shall not at any time during the term of this Agreement or for a period of two (2) years following the termination of this Agreement directly or indirectly solicit, induce, or attempt to induce any employee of PEB or of any affiliate of PEB to terminate his or her employment with PEB or such affiliate.

      8.4 Disclaimer of Warranties. User acknowledges that PEB expressly disclaims any warranties as to validity or enforceability of Licensed Patents, or non-infringement of third party patents.

      8.5 Further Actions. Sub-Licensee agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be reasonably necessary or appropriate in order to carry out the purposes and intent of this Agreement.

      8.6 Intentionally Omitted

      8.7 Consent to Jurisdiction. The parties hereby irrevocably submit to the exclusive jurisdiction of any New Jersey State or Federal court sitting in the State of New Jersey for any action or proceeding arising out of or relating to this Agreement brought by PEB or to which PEB is a party, and the parties hereby irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in New Jersey State court or, to the extent permitted by law, may be removed to or brought in any Federal court in New Jersey having jurisdiction. The parties hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding.

      8.8 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

      8.9 Compliance with Law. Nothing in this Agreement shall be deemed to permit a party to export, reexport or otherwise transfer any Licensed Technology transferred hereunder or Products manufactured therefrom without compliance with applicable laws.

      8.10 Entire Agreement of the Parties. This Agreement constitutes and contains the entire understanding and agreement of the parties with respect to the Licensed Patents and the Licensed Technology and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the parties respecting the subject matter hereof.

                                  EXHIBIT D(2)

                    Minimum Restrictions for User Agreements

            All license agreements between PV or any Licensee or Sub-Licensee, on the one hand, and any User shall contain at least the following terms:

1.    DEFINITIONS

      The following terms shall not be defined more broadly than:

      1.1 "Copyright Controller" shall mean that person or entity having the legal right under applicable copyright and other law to control and alter programming in a given geographical territory by means of the Licensed Technology or otherwise.

      1.2 "Know-How" shall mean all inventions, technology or other information discovered or developed by or for PEB before or during the term of this Agreement, whether or not patentable, constituting materials, methods, processes, techniques and data for the use or sale of any Products.

      1.3 "Licensed Patents" shall mean:

            1.3.1 the current patents or patent applications owned or controlled by PEB or jointly owned by David Sarnoff Research Center, Inc. and PEB relating to the Licensed Technology which are set forth on Exhibit B, including any Supplemental Protection Certificates or the equivalent thereof, extensions, renewals, continuations, continuations-in-part, divisions, patents-of-additions re-examinations, and/or reissues thereof; and

            1.3.2 any future patents or patent applications which are foreign counterparts in any country in the Territory to PEB's current U.S. and foreign patents and patent applications as set forth on Exhibit B, including any Supplemental Protection Certificates or the equivalent thereof, extensions, renewals, continuations, continuations-in-part, divisions, patents-of-additions, re-examinations, and/or reissues thereof.

      1.4 "Licensed Technology" shall mean all inventions, improvements, discoveries, claims, formulae, processes, trade secrets, technologies, and Know-How in which PEB has or develops or obtains rights, as the same may be modified or expanded from time to time: (i) relating to or derived from PEB's "Electronic Billboard" invention, which replaces live television images with inserted material in a manner that causes the insertion to appear as though it was a part of the original image, as more fully described on Exhibit A, or (ii) claimed, covered or disclosed in any Licensed Patent

      1.5 "Other Licensee" shall mean the person or entity, including PEB if appropriate, having rights to exploit the Licensed Technology in an Other Territory.

      1.6 "Other Territory" shall mean any specific geographic area outside the Territory.

      1.7 "Permitted Uses" shall mean all legal uses of the Licensed Technology
(i) in real time in any broadly disseminated television program for advertising purposes or for any purpose in television programs the principal focus of which is sports, including tracking images in sports for outlining or emphasis or in an area such as trajectory, strike zone or player; or (ii) as part of video post-production. Broadly disseminated programs are those which are broadcast over the air, via cable or via satellite with a distribution to more than 2,500 customers. Programs disseminated over point to point, or point to multipoint, private networks are not broadly disseminated programs for purposes of this Agreement.

      1.8 "Product" shall mean any product, the manufacture, use or sale of which is based upon, derived from, or related to any Licensed Technology, including, but not limited to the System.

      1.9 "Sub-Licensee" shall mean any person or entity directly or indirectly licensed by PV to exploit any of the Licensed Technology, any Product or any System within a specific geographic area which is within the Territory. A Sub-Licensee may also be a User or grant rights to one or more User(s) to use one or more Products or Systems under User Agreement(s)

      1.10 "System" shall mean any and all computer hardware and operating system software, firmware and/or applications software, and all documentation pertaining thereto, employed with respect to the exploitation of the Licensed Technology as permitted by this Agreement.

      1.11 "Territory" shall mean the specific country or countries in which rights to exploit the Licensed Technology are granted to Sub-Licensee.

      1.12 "User" shall mean any person or entity who or which has been granted rights to use one or more Products or Systems by PV or any Sub-Licensee or who or which purports to have acquired such rights from PV or any Sub-Licensee. A User may not further license any person or entity with respect to any of the Licensed Technology, any System or any Product in any way.

      1.13 "User Agreement" shall mean each agreement between PV or a Sub-Licensee, on the one hand, and a User on the other hand, pursuant to which said User is to use any Product or any System.

2.    GRANT OF RIGHTS

      2.1 Grant of License

            2.1.1 In consideration of a license fee and/or royalty stream subject to the terms and conditions of this Agreement User may operate one or more Systems within the Territory for Permitted Uses only.

            2.1.2 The license granted in ss.2.1.1 must be limited as provided in ss.ss.2.l.3 and 2.1.4. This Agreement and any grant of rights hereunder shall be subject and subordinate in every respect to PEB's rights under its agreement with PV except as set forth in Section 7.1 below.

            2.1.3 Each User recognizes that any use of the Licensed Technology and the Products in violation of law and commonly recognized community or industry standards would cause severe and irreparable injury to PEB's reputation and legitimate business interests and that, as a result, PEB must exercise control over standards and guidelines for the Licensed Technology and the Products. Therefore, notwithstanding anything in this Agreement to the contrary, User shall not use any of the Licensed Technology or any Product or System in any manner inconsistent with PEB's standards and guidelines, as in effect from time to time.

            2.1.4 Broadcast insertions made by User shall only be made in strict compliance with this Agreement and PEB's published standards and guidelines as amended from time to time by PEB in its sole discretion. PEB retains the right to control application of the Licensed Technology so as to protect its proprietary rights therein and so as to prevent use of the Licensed Technology in any manner which would adversely affect rights granted to Other Licensees. Any User making any electronic insertion in the Territory and generating revenue from such insertion because such insertion is to be seen in an Other Territory or in Other Territories shall notify its Sub-Licensee of the gross amount it collected from such insertion and the territories in which the advertiser paid to have said insertion be seen. PEB shall make the final determination, in its sole but reasonable discretion, as to whether User has complied with the requirements of this ss.2.1.4.

      2.2 Intentionally Omitted

      2.3 Best Efforts. Each User shall use its best efforts to maximize the economic return to be derived from its rights granted to it hereunder.

      2.4 Restrictions on Use. Each User shall not (i) manufacture any Product or component thereof; (ii) modify, adapt, merge, translate, decode, reverse engineer, decompile, disassemble or create derivative works based on the Licensed Technology, any Products, any Systems or any portion thereof or distribute the same or permit others to do so within the Territory; or (iii) use the Licensed Technology, the Products, or any System in any manner prohibited by this Agreement. User acknowledges that the restrictions on use set forth above are necessary in order to protect and maintain the value of the proprietary and other legitimate business interests of PEB and that any violation thereof shall cause severe injury to PEB for which any remedy at law shall be inadequate. Accordingly, PEB shall be entitled to injunctive relief without having to post bond or other security (unless, as to an action brought within a particular jurisdiction, a specific statutory requirement for bond or other security exists in that jurisdiction) and without having to prove the inadequacy of the available remedies at law in addition to all other available remedies including, without limitation, seeking such damages as it can show it has sustained by reason of such violation. User shall not plead or defend on grounds of adequate remedy at law or any element thereof in an action by PEB against it for injunctive relief or specific performance of any obligation pursuant hereto.

      2.5 Ownership. User acknowledges and agrees that PEB owns the exclusive worldwide right to exploit or turn to account all of the Licensed Technology, the Licensed Patents, the Products, and the Systems, and all copies thereof, all updates and modifications thereto and all right, title and interest in and to all patents, patent rights, trade secrets and confidential information relating thereto. User acknowledges that, by virtue of this Agreement, User does not have, and will not obtain, any right, title or other proprietary interest in and to any of the foregoing.

      2.6 Systems. User shall have the right to use the Systems delivered by PV pursuant to ss.2.1.1 above only for the duration of this Agreement. PV shall have the right to substitute new or modified Systems for each System delivered hereunder at any time subject to their reasonable availability and to PV's then existing commitments to deliver Systems to other persons or entities.

      2.7 Maintenance. User shall, at its own cost and expense, keep the Systems and other Products in the possession or control of User, in good repair, condition and working order. Except as expressly provided herein, User shall be responsible for all costs and expenses attributable to the Systems or any other Product in the possession or control of User.

3.    REPRESENTATIONS AND WARRANTIES; COVENANTS

      3.1 Representations and Warranties. Each party represents and warrants to the other that (i) it has full right, power and authority to execute, deliver and perform under this Agreement; and

(ii) in so doing will not violate any law, rule or regulation applicable to it or any other agreement to which it is a party.

      3.2 Intentionally Omitted

      3.3 Covenants by User.

            3.3.1 User covenants that it shall maintain in effect insurance in form and amounts covering such risks as are customarily carried by prudent companies engaged in the same or similar business as User. Such insurance shall include, but not be limited to, errors and omissions coverage, and general liability and product liability insurance with combined single limit coverage of a minimum of US$10,000,000 per occurrence, unless such coverage cannot be obtained within the Territory, and shall name PEB as an additional insured, as its interests may appear. Upon PEB's reasonable request, User shall periodically increase such minimum coverage to compensate for inflation and changes in intervening business circumstances. User shall pay the cost and periodic premiums of such insurance.

            3.3.2 User covenants that it shall not challenge or adversely affect PEB's ownership rights in the Licensed Patents, the Licensed Technology or all rights in and to all uses of any of them and shall actively assist PEB in defending any of the foregoing at PEB's expense. User shall not do or permit or allow to be done any act or thing which impairs or weakens the ownership rights of PEB with respect to the Licensed Patents and the Licensed Technology and, if User becomes aware of any use of any of the Licensed Patents or Licensed Technology by any unauthorized person or entity, User shall promptly send notice of such unauthorized use to PEB and shall actively aid PEB in its attempts to prohibit or suppress such unauthorized use.

            3.3.3 User covenants that it shall not grant rights to any other person or entity to exploit the Licensed Technology and the Products, or to operate one or more Systems in connection with such exploitation.

            3.3.4 PEB and PV, severally, shall have the right to confirm revenues and expenses related to the Licensed Technology, Systems, and other Products licensed hereunder by causing an audit to be performed, at PEB's or PV's sole expense and not more frequently than twice in any twelve (12) month period, of User's books and records related thereto. User shall make all of its books and records reasonably available to PEB or PV to facilitate such audits and PEB or PV shall use its best efforts to cause minimal disruption to User's business as a result of said audits.

      3.4 Intentionally Omitted

      3.5 Acknowledgment by User. User acknowledges that User's, PV's and any Sub-Licensee's rights with respect to the Licensed Technology are in every respect subject and subordinate to PEB's rights therein. Accordingly, in the event of any instruction to User by PV or any Licensee or Sub-Licensee which is contrary to any express instruction from PEB, User shall comply with PEB's instructions.

4.    PATENT ENFORCEMENT

      4.1 Intentionally Omitted

      4.2 Patent Enforcement. PEB shall have the first right, but not the duty, to commence and prosecute patent infringement claims, actions or proceedings against third parties on any Licensed Patent. If PEB declines to exercise such right, User shall not make any settlement or take or permit any action which would adversely affect the validity of any Licensed Patent and/or adversely affect PEB's ownership of the Licensed Technology. If User brings such an action, User agrees that PEB at any time at PEB's expense may assume control of any such claim, action or proceeding instituted by User. The costs and expenses of any such claim, action or proceeding (including fees of attorneys or other professionals) shall be borne by the party instituting the same, or, if the parties elect to cooperate in instituting and maintaining such claim, action, or proceeding, such costs and expenses shall be borne by the parties in such proportions as they may agree in writing. Each User shall execute all necessary and proper documents and take such actions as shall be reasonably


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

appropriate to allow any other party to institute and prosecute such infringement actions. Any award paid by third parties as a result of such an infringement action (whether by way of settlement or otherwise) shall be paid to the party which instituted and maintained such action, or, if both parties instituted and maintained such action, such award shall be allocated between the parties in proportion to their respective contributions to the costs and expenses incurred in such action

5.    CONFIDENTIALITY

      5.1 Confidential Information Defined. "Confidential Information" means trade secrets, proprietary information, and confidential knowledge and information which includes, but is not limited to, the Licensed Technology, the Products and other matters of a technical nature (such as discoveries, ideas, concepts, designs, drawings, specifications, techniques, models, diagrams, test data and Know-How), and matters of a business nature (such as marketing techniques and materials, marketing and development plans, pricing or pricing policies, financial information, plans for further development), and any other information of or pertaining to PEB and/or persons or entities to which PEB owes a duty of confidentiality, of a similar nature not available to the public.

      5.2 Non-Disclosure of Confidential Information. User acknowledges that, during the term of this Agreement, User will have access to Confidential Information. During the term of this Agreement and for a period of five (5) years thereafter, User shall not, without the prior written approval of PEB, directly or indirectly (i) reveal, report, publish, disclose, or transfer any Confidential Information to any person or entity, or (ii) use any Confidential Information for any purpose or for the benefit of any person or entity, except as is authorized under this Agreement.

      5.3 Property of PEB. User acknowledges and agrees that all Confidential Information and all reports, drawings, blueprints, data, notes, and other documents and records, whether printed, typed, handwritten, videotaped, transmitted or transcribed on data files or on any other type of media, made or compiled by User, or made available to User during the term of this Agreement, concerning Confidential Information are and shall remain PEB's property and shall be delivered to PEB on the termination of User's


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

license to use the Licensed Technology as provided in this Agreement. User shall not retain copies of such Confidential Information, documents or records after any such termination. User shall only use Confidential Information for legitimate business purposes hereunder.

      5.4 Proprietary Notices. User shall not, and shall not allow any of its employees to, remove any proprietary or other legends or restrictive notices contained in or included in any Confidential Information or on any Products or Systems.

      5.5 Exceptions. User may disclose Confidential Information only to the extent such disclosure is required to comply with applicable governmental regulations, provided that if User is required to make any such disclosure of Confidential Information it shall give reasonable advance notice to PEB of such disclosure requirement and shall cooperate fully with PEB in limiting or avoiding such disclosure if PEB so elects. If PEB has no objection to such disclosure, User shall use its best efforts to secure confidential treatment of such information required to be disclosed.

6.    INDEMNIFICATION

      6.1 Intentionally Omitted

      6.2 By User. User shall indemnify and hold PEB and PV harmless from and against any and all claims for liability, damage, loss, cost or expense (including all costs of attorneys and other professionals) arising out of third party claims or suits resulting from the use by User of the Licensed Technology, any Product, or any System.

7.    TERM; TERMINATION: DEFAULTS

      7.1 Term; Non-Disturbance. The term of this Agreement shall be in one or more multiples of five (5) years commencing on the date of this Agreement. For purposes of this Section 7.1, each increment of five (5) years shall be referred to as a "Term". All rights granted hereunder shall terminate at the end of the final Term unless earlier terminated in accordance herewith. If PV's rights under PV's license agreement with PEB terminate for any reason PEB will grant to User comparable rights to those granted hereunder to the end of the Term during which PV's rights terminate, provided that (i) before PV's rights terminate, the User has demonstrated to PEB that, in PEB's sole discretion, User has sufficient financial strength, expertise and experience in the relevant marketplace and industry, and ethical and business reputation to exploit User's rights under this Agreement; (ii) during each twelve (12) month period remaining in the Term in which PV's rights terminate, the User shall deliver to PEB or PEB's nominee an annual royalty at least equal to the aggregate of all payments previously made by the User to PV divided by the number of months elapsed in the Term and multiplied by twelve; (iii) the User attorns to PEB in every respect; and (iv) PEB shall not be obligated to recognize any payments previously made by said User to PV with respect to the license granted hereunder.

      7.2 Events of Default: Remedies. Each of the following shall constitute an Event of Default by User hereunder:

                  (a) any exploitation by User of any of the Licensed
            Technology, any Product or any System in any manner or location not expressly permitted by this Agreement;

                  (b) User's granting or purporting to grant rights to any
            person or entity to exploit the Licensed Technology or to use one or more Products or Systems;

                  (c) any failure by User to conform to the standards and
            guidelines promulgated pursuant to ss.2.1.3 above;

                  (d) the attempted, purported or completed sale by User of any
            Product or component part thereof;

                  (e) the erasure, obscuring or obliteration by User of physical or other advertising which, but for such erasure, obscuring or obliteration, would have been broadcast in any program to which User has applied the Licensed Technology unless the same is in accordance with ss.2.1.4;

                  (f) the broadcast by User into or through an Other Territory of images inserted into programming originating or being transmitting through the Territory, unless the same is in accordance with ss.2.1.4;

                  (g) Any failure by User timely to pay monies owed to PV or
            PEB;

                  (h) User's failure to use its best efforts to maximize the economic return to be derived from its exploitation of the Licensed Technology;

                  (i) the manufacture by User of any Product or component
            thereof;

                  (j) the modification, adaptation, merging, translation,
            decoding, reverse engineering, decompilation, disassembly or creation of derivative works based on the Licensed Technology, any Products, any Systems, or any portion thereof or the distribution of the same by User;

                  (k) User's failure to maintain the insurance coverage required by ss.3.3.1;

                  (l) User shall act or fail to act in a manner which shall
            adversely affect PEB's ownership rights in the Licensed Patents, Licensed Technology or any rights in and to any uses of any of them; or User shall act or fail to act in a manner, or shall allow any act or omission, which impairs or weakens the ownership rights of PEB with respect to the Licensed Patents and the Licensed Technology; or User shall fail actively to aid PEB in its attempts to prohibit or suppress any unauthorized use of the Licensed Patents or the Licensed Technology in the Territory or by any User;

                  (m) User shall directly or indirectly reveal, report, publish, disclose, or transfer any Confidential Information or shall use any Confidential Information in any manner other than as expressly authorized under this Agreement or shall use Confidential Information for other than legitimate business purposes hereunder;

                  (n) User or any of its employees shall remove or permit the removal of any proprietary or other legend or restrictive notice contained in or included in Confidential Information or on any Products or Systems;

                  (o) User shall assign or attempt or purport to assign this
            Agreement or any interest herein; and

                  (p) User shall directly or indirectly solicit, induce or
            attempt to induce any employee of PEB or any affiliate of PEB to terminate his or her employment with PEB or such affiliate.

If an Event of Default is not cured within sixty (60) days after the receipt of written notice thereof (or, if such Event of Default cannot be cured within such sixty (60) day period, if User does not commence and diligently continue actions to cure such Event of Default), PEB and PV, jointly or severally, shall be entitled, in addition to any other rights or remedies available to either of them hereunder, at law or in equity, to cause the termination of this Agreement by giving written notice to take effect thirty (30) days after such notice unless User shall cure such default within said thirty (30) days. PEB's or PV's right to cause the termination of this Agreement, as hereinabove provided, shall not be affected in any way by any waiver or failure to take action with respect to any previous Event of Default.

      7.3 Insolvency or Bankruptcy. Either party may, in addition to any other remedies available to it at law or in equity, terminate this Agreement by written notice to the other party in the event the other party shall have commenced voluntary proceedings in bankruptcy or shall have made an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other party or for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against the other party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of the other party, and any such event shall have continued for ninety (90) days undismissed, unbonded and undischarged.

      7.4 Effect of Termination of Agreement. Upon the termination of the license granted herein as to the Licensed Technology and all Products in the Territory, all rights in and to any Products, the Licensed Technology and any and all uses of them granted to User shall immediately revert back to PV and User shall immediately cease and forever abstain from any and all uses of the Licensed Technology and User shall promptly: (i) return to PV all Products and all relevant records, materials concerning the Licensed Technology or Confidential Information in the possession or control of User; (ii) assign to PV and/or PV's designee, its right to any trade name or trademark used by User for the Products in the Territory; and (iii) execute any documents or instruments requested by PV to effect such reversion and the transfer, grant and assignment to PV or its designee of any rights which User may have acquired with respect to the Licensed Technology which transfers, grants, and assignments shall require no consideration other than the mutual agreement represented by this Agreement.

      7.5 Surviving Rights. The parties' obligations under Articles 5 and 6 and ss.ss. 2.4, 2.5, 3.3.2, 4.2, 7.4, 8.3, 8.4, 8.5 and 8.7 shall survive any termination of this Agreement.

8.    MISCELLANEOUS PROVISIONS

      8.1 Intentionally Omitted


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

      8.2 Assignment. Except as otherwise provided herein, neither this Agreement nor any interest hereunder shall be assignable by User without the prior written consent of PV whether directly or indirectly by merger, asset sale or operation of law. This Agreement shall be binding upon the successors and permitted assigns of the parties. Any assignment not in accordance with this ss.8.2 shall be void and shall nevertheless constitute a material default hereunder.

      8.3 Covenant Not to Solicit Employees. User shall not at any time during the term of this Agreement or for a period of two (2) years following the termination of this Agreement directly or indirectly solicit, induce, or attempt to induce any employee of PEB or of any affiliate of PEB to terminate his or her employment with PEB or such affiliate.

      8.4 Disclaimer of Warranties. User acknowledges that PEB expressly disclaims any warranties as to validity or enforceability of Licensed Patents, or non-infringement of third party patents.

      8.5 Further Actions. Each User agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be reasonably necessary or appropriate in order to carry out the purposes and intent of this Agreement.

      8.6 Intentionally Omitted

      8.7 Consent to Jurisdiction. The parties hereby irrevocably submit to the exclusive jurisdiction of any New Jersey State or Federal court sitting in the State of New Jersey for any action or proceeding arising out of or relating to this Agreement brought by PEB or to which PEB is a party, and the parties hereby irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in New Jersey State court or, to the extent permitted by law, may be removed to or brought in any Federal court in New Jersey having jurisdiction. The parties hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding.

      8.8 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

      8.9 Compliance with Law. Nothing in this Agreement shall be deemed to permit a party to export, reexport or otherwise transfer any Licensed Technology transferred hereunder or Products manufactured therefrom without compliance with applicable laws.

      8.10 Entire Agreement of the Parties. This Agreement constitutes and contains the entire understanding and agreement of the parties with respect to the Licensed Patents and the Licensed Technology and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the parties respecting the subject matter hereof.


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